EXHIBIT 10

CONDITIONAL WAIVER AND EXTENSION OF LIQUIDATED DAMAGES RIGHTS

     This Conditional Waiver and Extension of Liquidated Damages Rights (“Waiver”) is executed by the undersigned holder (“Holder”) of common stock and/or common stock purchase warrants of XRG, INC., a Delaware corporation (“Company”).

     WHEREAS, the Holder was a selling shareholder under cover of the Company’s Registration Statement No. 333-12412 which was withdrawn from registration under the Securities Act of 1933, as amended, on or about February 18, 2005 (the “Registration Statement”); and

     WHEREAS, the withdrawal of such Registration Statement is deemed a “Non-Registration Event” or other default which entitles the Holder to liquidated damages or penalties pursuant to the terms of the Holder’s Subscription Agreement or Stock Purchase Agreement, as applicable, with the Company; and

     WHEREAS, the financial condition of the Company requires it to obtain new capital to continue operations and to facilitate the restructuring of the Company which is deemed in the best interest of the Company and the Holder; and

     WHEREAS, BARRON PARTNERS, LP (“Barron”) has been funding the interim working capital requirements of the Company since the withdrawal of the above-referenced Registration Statement and is willing to provide the Company at least One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of additional working capital through a promissory note bearing interest at ten percent (10%), which matures on December 31, 2005, subject to certain terms and conditions, which specifically include the Holder’s execution of this Waiver; and

     WHEREAS, the Holder’s execution of this Waiver is conditioned upon Barron and KENNETH A. STEEL, JR. (“Steel”) extending the maturity dates of their promissory notes until December 31, 2005.

     NOW, THEREFORE, for good and valuable consideration, the Holder agrees, subject to the conditions described in this Waiver, as follows:

     1. Holder agrees to waive any penalties or liquidated damages through September 30, 2005 relating to the Company’s failure to have the Registration Statement declared effective by the Commission. The Company will not have an obligation to file any Registration Statement until September 30, 2005 (the “New Filing Date”). If the Company does not file a Registration Statement on or before the New Filing Date, then the Holder is entitled to the liquidated damages or penalties the Holder was otherwise entitled to for the failure to file a Registration Statement with the date for such damages or penalties commencing as of September 30, 2005. The Company will use its best efforts to cause the new Registration Statement to be declared effective within the sooner of ninety (90) days after the actual filing of the new Registration Statement or December 31, 2005 in order to register the Holder’s securities for resale and distribution under the 1933 Act (the “New Effective Date”). If the New Registration Statement is not declared effective on or before the New Effective Date, then the Holder shall be entitled to the liquidated damages or penalties for failure to have the

Registration Statement declared effective on or before the New Effective Date (which is now December 31, 2005). All of the terms and conditions of the Holder’s Subscription Agreement and/or Warrant Agreement, Stock Purchase Agreement or other documents and contracts entered into between the Company and the Holder shall remain in full force and effect, except as modified hereby. This Waiver by Holder is subject to the other conditions set forth below.

     2. Barron agrees to waive any liquidated damages or penalty rights for failure to register its securities on the same terms and conditions as the Holder. Barron agrees to make available to the Company up to an additional One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of additional working capital pursuant to the terms and conditions of a promissory note which will bear interest through December 31, 2005 at a rate not to exceed ten percent (10%). Barron agrees that the maturity date of its existing outstanding promissory notes with the Company are extended to December 31, 2005.

     3. Steel agrees to extend the maturity date of his Five Hundred Thousand Dollar ($500,000) promissory note until December 31, 2005 and to reduce the non-default interest rate on his note at seventeen percent (17%).

     4. Barron’s commitment to (i) make available to the Company up to an additional One Million Two Hundred Fifty Thousand Dollars ($1,250,000); (ii) extend the maturity date of its outstanding promissory notes to December 31, 2005; and (iii) to reduce the non-default interest rate on said notes to no more than ten percent (10%) is expressly conditioned upon each Holder executing this Waiver and Steel modifying the terms and conditions of his promissory note and entering into this Waiver.

     5. Steel’s agreement to extend the maturity date of his Five Hundred Thousand Dollar ($500,000) promissory note to December 31, 2005 and to eliminate the warrant penalty provisions under his original note is also conditioned upon each Holder entering into this Waiver and Barron modifying the terms and conditions of its promissory notes and entering into this Waiver.

     6. Right of First Refusal. The Holder shall be given not less than five (5) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i) employee stock options or compensation plans, (ii) as full or partial consideration in connection with merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, or (iv) as has been described in the Reports or Other Written Information filed with the Commission or delivered to the Holder prior to the date hereof (collectively the foregoing are “Excepted Issuances”). The Holder who exercises his rights shall have the right during the five (5) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, the Holder shall be given prompt notice of such modification and shall have the right during the five (5) business days following the notice of modification, whichever is longer, to exercise such right.

     7. This Waiver may be executed in any number of counterparts by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all when taken together shall constitute one and the same documents. This Waiver may be executed by facsimile or accepted via e-mail confirmation which shall be as effective as delivery of a manually executed counterpart of this Waiver.

     IN WITNESS WHEREOF, the undersigned have executed this Waiver effective as of the date set forth opposite such party’s signature.

BARRON PARTNERS, LP

Date:	May 20, 2005	By:	/s/ ANDREW BARRON WORDEN

Its:

Date:	May 20, 2005	/s/	KENNETH A. STEEL, JR.

KENNETH A. STEEL, JR.

Date:	May 20, 2005

Holder (individual)

Holder (entity)

Date:	May 20, 2005	By:

Its:

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